UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2015

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

521 Railroad Avenue

Suisun City, California 94585

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 421-1300

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 4, 2015, WPCS International Incorporated (the “Company”) received a notification (the “Notification”) from the Nasdaq Listings Qualification Department (“Nasdaq”) informing the Company that the closing bid price of the Company’s common stock had been $1.00 per share or greater for the prior 10 consecutive business days, and as a result, the Company had regained compliance with Nasdaq’s bid price requirement set forth in Listing Rule 5550(a)(2) (the “Bid Price Requirement”).

As disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 7, 2014, the Company was notified by Nasdaq on November 7, 2014 that it was not in compliance with the Bid Price Requirement, and was granted 180 calendar days to regain compliance. On April 20, 2015, the Company effected a 1-for-22 reverse split of its issued and outstanding common stock in an effort to regain compliance with the Bid Price Requirement.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: May 4, 2015	By: /s/ Sebastian Giordano
Name: Sebastian Giordano
Title: Interim Chief Executive Officer